UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 2, 2009


                                MIDEX GOLD, CORP.
               (Exact name of registrant as specified in charter)

           Nevada                      333-150784                   N/A
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

           Kanonyele, Box 55758
         Dar es Salaam, Tanzania                                    N/A
(Address of principal executive offices)                         (Zip Code)

                                +255 788 364 496
                          Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On September 2, 2009, a change in control of Midex Gold Corp. (the "Company") occurred when Vera Vechera sold all of her 25,000,000 common shares in a private share purchase transaction to the Company's President Morgan Magella. Ms. Vechera sold her shares to Mr. Magella for cash consideration of $20,000. Mr. Magella now has voting control over 71.4% of the Company's outstanding and issued common stock.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MIDEX GOLD, CORP.


Date: September 17, 2009                     By: /s/ Morgan Magella
                                                --------------------------------
                                                Morgan Magella, President

                                       2